UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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VIVUS, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 13, 2013, VIVUS, Inc., or the Company or VIVUS, issued a press release announcing that it invited three of the director nominees of First Manhattan Co. to join the VIVUS Board of Directors regardless of the outcome of the vote at the Company’s 2013 Annual Meeting of Stockholders.  A copy of the press release is attached hereto as Exhibit 1.

Important Additional Information

On June 3, 2013, VIVUS filed a definitive proxy statement and GOLD proxy card with the Securities and Exchange Commission, or the SEC, in connection with the solicitation of proxies for its 2013 Annual Meeting of Stockholders. Stockholders are strongly advised to read VIVUS’s 2013 proxy statement because it contains important information.  Stockholders may obtain a free copy of the 2013 proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or VIVUS’s website at www.vivus.com.

Exhibit 1

VIVUS, Inc.	Proxy Solicitor:
Timothy E. Morris	Morrow & Co., LLC
Chief Financial Officer	Joseph J. Mills
morris@vivus.com	jmills@morrowco.com
203-658-9423
Investor Relations:
The Trout Group	Media Relations:
Brian Korb	Joele Frank, Wilkinson Brimmer Katcher
bkorb@troutgroup.com	Matthew Sherman
646-378-2923	msherman@joelefrank.com
212-355-4449

VIVUS EXTENDS INVITATION TO FIRST MANHATTAN
FOR THREE OF THEIR NOMINEES TO JOIN THE BOARD OF DIRECTORS

VIVUS Offers a Compromise to End the Proxy Contest

VIVUS Stockholders Encouraged to Vote the GOLD Card in Favor of VIVUS Nominees and to Notify FMC of Your Support for This Compromise

MOUNTAIN VIEW, Calif., July 13, 2013 — VIVUS, Inc. (NASDAQ: VVUS) (the “Company”), a pharmaceutical company commercializing and developing innovative, next-generation therapies to address unmet needs in obesity and sexual health, today communicated to Sam Colin and his hedge fund, First Manhattan Co. (FMC), that the VIVUS Board of Directors invites three of the FMC director nominees to join the VIVUS Board regardless of the outcome of the vote at the Annual Meeting of Stockholders to be held on July 15, 2013.

Based upon numerous conversations with stockholders in recent months, it has become clear to the VIVUS Board that many stockholders favor some change to the composition of the Board. These stockholders have also voiced concern that a wholesale change would disrupt the management team and risk the ongoing progress being made in growing the Qsymia® franchise and in its discussions with potential partners. Therefore, the current VIVUS Board has extended an invitation through FMC to the FMC nominees recommended by Institutional Shareholder Services (ISS), Michael Astrue, Alex Denner and David Norton, or any other FMC nominee who is among FMC’s three highest in the proxy vote, to join the VIVUS Board. This invitation is valid if FMC is unsuccessful in electing three of its nominees to the Board. This compromise will ensure that three FMC nominees have an opportunity to serve on the VIVUS Board.

The VIVUS Board urges stockholders to vote the GOLD proxy card in favor of the VIVUS nominees to maintain continuity of the Board and management team at this critical juncture in the Company’s development, and if FMC accepts this invitation, to ensure its views will have representation on the Board. The VIVUS Board also encourages stockholders to contact FMC and urge Sam Colin to accept this invitation and end the proxy contest.

Leland Wilson, Chief Executive Officer of VIVUS, Inc. said, “This proxy contest has given us the opportunity to have robust discussions with numerous stockholders about the future of our Company, and the time has come to put the risk and uncertainty surrounding this proxy contest behind us and focus 100% of our efforts on making Qsymia the big seller both we and FMC are confident it can be.”

VIVUS stockholders are reminded that their vote is extremely important, no matter how many or how few shares they own. Whether or not you plan to attend the Annual Meeting, you have an opportunity to protect your investment in VIVUS by voting the GOLD proxy card. Since time is short, the Company asks that stockholders please vote by telephone or Internet according to the instructions on the GOLD proxy card. Even if stockholders have already voted using the white proxy card, they have the right to change their vote to the GOLD proxy card and support VIVUS’s director nominees. Please do not return or otherwise vote any white proxy card sent to you by FMC.

If you have any questions, or would like assistance

in voting your GOLD proxy card, please contact:

Call Toll Free: (800) 607-0088

Call Collect: (203) 658-9400

E-mail: vivusinfo@morrowco.com

Deutsche Bank Securities Inc. is serving as financial advisor, Hogan Lovells US LLP is serving as legal advisor, and Morrow & Co., LLC is serving as proxy solicitor to the Company.

About Qsymia

Qsymia® (phentermine and topiramate extended-release) capsules CIV is approved in the U.S. and is indicated as an adjunct to a reduced-calorie diet and increased physical activity for chronic weight management in adults with an initial body mass index (BMI) of 30 kg/m2 or greater (obese) or 27 kg/m2 or greater (overweight) in the presence of at least one weight-related medical condition such as high blood pressure, type 2 diabetes, or high cholesterol.

The effect of Qsymia on cardiovascular morbidity and mortality has not been established. The safety and effectiveness of Qsymia in combination with other products intended for weight loss, including prescription and over-the-counter drugs, and herbal preparations, have not been established.

Important Safety Information

Qsymia (phentermine and topiramate extended-release) capsules CIV is contraindicated in pregnancy; in patients with glaucoma; in hyperthyroidism; in patients receiving treatment or within 14 days following treatment with monoamine oxidase inhibitors (MAOIs); or in patients with hypersensitivity to sympathomimetic amines, topiramate, or any of the inactive ingredients in Qsymia.

Qsymia can cause fetal harm. Females of reproductive potential should have a negative pregnancy test before treatment and monthly thereafter and use effective contraception consistently during Qsymia therapy. If a patient becomes pregnant while taking Qsymia, treatment should be discontinued immediately, and the patient should be informed of the potential hazard to the fetus.

The most commonly observed side effects in controlled clinical studies, 5% or greater and at least 1.5 times placebo, include paraesthesia, dizziness, dysgeusia, insomnia, constipation, and dry mouth.

About VIVUS

VIVUS is a biopharmaceutical company commercializing and developing innovative, next-generation therapies to address unmet needs in obesity, sleep apnea, diabetes and sexual health. For more information about the company, please visit www.vivus.com.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “opportunity” and “should,” among others. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. VIVUS does not undertake an obligation to update or revise any forward-looking statements. Investors should read the risk factors set forth in VIVUS’s Form 10-K for the year ending December 31, 2012, as amended by the Form 10-K/A filed on April 30, 2013 and by the Form 10-K/A filed on June 12, 2013, and periodic reports filed with the Securities and Exchange Commission (the “SEC”).

Important Additional Information

On June 3, 2013, VIVUS filed a definitive proxy statement and GOLD proxy card with the SEC in connection with the solicitation of proxies for its 2013 Annual Meeting of Stockholders. Stockholders are strongly advised to read VIVUS’s 2013 proxy statement because it contains important information. Stockholders may obtain a free copy of the 2013 proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or VIVUS’s website at www.vivus.com.